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                            ASSET PURCHASE AGREEMENT

     This Agreement is made and entered into this 29th day of June 1995, by and between MASADA SECURITY, INC., a Delaware corporation ("Purchaser") and GRB SECURITY SYSTEMS, a sole proprietorship ("Seller").


                                    RECITALS


     Seller is engaged in the business of operating a security alarm system monitoring business in the Oklahoma City, Oklahoma metropolitan area (the "Business").

     Seller desires to sell to Purchaser and Purchaser desires to buy from Seller certain of the customer account contracts and certain other assets of Seller pertaining to the Business, and Purchaser and Seller desire to make certain other arrangements between them relating to the purchase and sale of such assets, all upon the terms and conditions hereinafter set forth.


                                   AGREEMENT


     NOW, THEREFORE, the parties hereto in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, agree as follows:

     Section 1. Agreement to Purchase and Sell. In accordance with the terms and conditions contained herein and in reliance on the respective representations and warranties of the parties hereto, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase, accept and acquire from Seller in the manner provided herein, the assets described below (collectively referred to as the "Purchased Assets"):

     (a) Alarm Accounts. All right, title and interest of Seller in and to the written contracts for the rendering of security monitoring services to existing customers of Seller which meet all of the requirements listed in Section 8(h) and as specifically set forth on Schedule 1(a) hereto (the "Alarm Accounts");

     (b) Fixed Assets. All right, title and interest of Seller to selected fixed assets including any alarm panel programmers that are required to service the Alarm Accounts and as specifically set forth on Schedule 1(b) hereto (the "Fixed Assets");

      (c) Other Contracts. All right, title and interest of Seller in and to those contracts and benefits of Seller all of which are listed on Schedule 1(c) hereto (the "Other Contracts"), with the Other Contracts, including, without limitation, all executory contracts,

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agreements, leases and all accepted orders for the sale or installation by
Seller of alarm systems which are not yet installed or in the process of being installed as of the Closing Date (as defined in Section 5(a));

     (d) Intangible Personal Property. The unexpired copyrights and licenses owned by or accruing to the benefit of Seller pertaining to the Business, including all non-competition or non-solicitation agreements accruing to the benefit of Seller and pertaining to the Business to which it is a party (the "Intangible Personal Property"), all of which are listed on Schedule 1(d) hereto;

     (e) Telephone Lines and Numbers. All right, title and interest of Seller in and to the local and long distance telephone numbers, telephone lines that transmit signals from customer locations to Seller's central station, and "ring-down" lines (the "Telephone Lines and Numbers") all of which are listed on Schedule 1(e) hereto;

     (f) Vehicle. All right, title and interest of Seller in and to the vehicle specifically listed on Schedule 1(f) hereto including camper top and related accessories (the "Vehicle");

     (g) Inventory. All right, title and interest of Seller in and to the goods listed on Schedule 1(g) hereto (the "Inventory"); and

     (h) Other Assets. All files, records and incidental documentation of Seller pertaining to the Alarm Accounts, including, without limitation, all computer lists, contract information, credit records and information, purchase and sales records, catalogs, circulars, advertising materials and other information (the "Other Assets").

     Section 2.  Purchase Price and Payment.

     (a) Purchase Price for the Purchased Assets excluding Vehicle and Inventory. The purchase price for the Purchased Assets excluding Vehicle and Inventory (the "Purchase Price Excluding Vehicle and Inventory") shall be the product of 28 times the aggregate Monthly Revenue Equivalent (as defined in Section 4) of each Alarm Account less an amount equal to the prepaid revenue relating to each Alarm Account (as set forth on Schedule 2(a) hereto) computed on a per diem basis to the Closing Date.

     (b) Purchase Price-Vehicle. The purchase price for the Vehicle (the "Purchase Price-Vehicle") shall be $7,300.00.

     (c) Purchase Price-Inventory. The purchase price for the Inventory (the "Purchase Price-Inventory") shall be $747.90.


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     (d) Purchase Price-All Purchased Assets.  The sum of: the Purchase Price
Excluding Vehicle and Inventory; the Purchase Price-Vehicle; and, the Purchase Price-Inventory shall hereinafter collectively be referred to as the "Purchase Price-All Purchased Assets".

     (e) Adjustment to Purchase Price Excluding Vehicle and Inventory. The Purchase Price Excluding Vehicle and Inventory shall be adjusted for items of expense and income prorated as of the Closing Date in the manner provided below:

     (i) Liabilities or credits for personal property taxes, if any, in respect of the Purchased Assets shall be prorated on the basis of the current taxable year, to and including the Closing Date; provided that if the assessed value of any Purchased Asset or rate of tax with respect thereto shall not have been determined prior to the Closing Date, the value and rate shall be determined on the basis of the amount of the previous year in which the same was determined; and

     (ii) Other liabilities or credits, prepaid items and deferred charges relating to the Purchased Assets existing on the Closing Date shall be adjusted as of the Closing Date by prorating the aforementioned items for credit to Seller or Purchaser, as the case may be, in accordance with generally accepted accounting principles.

     (f) Payment of Purchase Price-All Purchased Assets.

     (i) The sum of: (i) 80% of the Purchase Price Excluding Vehicle and Inventory subject to the adjustments as set forth in Section 2(e) and less the Chip Change Credit Amount as determined in accordance with Section 17; (ii) the Purchase Price-Vehicle; and (iii) the Purchase Price-Inventory (in the aggregate referred to as the "Initial Payment") shall be paid by Purchaser to Seller by wire transfer or other mutually agreeable means on the Closing Date;

     (ii) The remaining 20% of the Purchase Price Excluding Vehicle and Inventory (the "Deferred Payment Amount") shall be paid in accordance with
Section 3 hereof.

     (iii) The portion of the Chip Change Credit Amount, if any, due to Seller after the Conversion Date (as defined in Section 17) shall be paid by Purchaser to Seller by certified check or other mutually agreeable means in accordance with Section 17 hereof.

     (g) Allocation of Purchase Price. The Purchase Price-All Purchased Assets, subject to the adjustments set forth in Section 2(e) above, shall be allocated as set forth in Schedule 2(g). Purchaser and Seller agree for income tax purposes they shall report the transactions contemplated by this Agreement in a manner consistent with such allocation.

     (h) Guarantee Period. Seller warrants that beginning on the Closing Date and for the 12 month period immediately after the Closing Date (the "Guarantee Period") all Alarm Accounts purchased by Purchaser pursuant to this Agreement and described on Schedule 1(a) shall continue to meet the requirements specified in Section 8(h) and that payments from

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


customers shall be made in a timely manner. For purposes of this Agreement, payments by customers shall be considered timely if they are received by Purchaser on or before the 60th day following the applicable payment due date. For purposes of this Agreement, a "Defaulted Contract" shall be defined as any Alarm Account that no longer meets the requirements specified in Section 8(h) or any Alarm Account the payments from which shall not have been made in a timely manner. Seller within 30 days of receipt of written notice from Purchaser that one or more of the Alarm Accounts is a Defaulted Contract, shall repurchase that Defaulted Contract from Purchaser for 28 times the Monthly Revenue Equivalent of such Alarm Account as of the Closing Date (the "Repurchase Amount") or shall replace the Defaulted Contract with another Alarm Account that meets all of the requirements specified in Section 8(h) and has a Monthly Revenue Equivalent equal to or greater than the Defaulted Contract. If the Seller does not repurchase or replace the Defaulted Contract within such 30 day period, Seller shall be charged against the Escrow Account as provided for in Section 3, an amount equal to the Repurchase Amount plus the interest accruing thereon from the Closing Date at the rate then applicable to the Escrow Account.

     Section 3.  Escrow Agreement.

     (a) Escrow Agreement. On or prior to the Closing Date, Seller and Purchaser agree to execute an Escrow Agreement in the form attached hereto as
Schedule 3(a) (the "Escrow Agreement") and Purchaser agrees to deposit with SouthTrust Bank of Alabama, N.A. (the "Escrow Agent"), the Deferred Payment Amount to be held in an escrow account (the "Escrow Account") pursuant to the terms of the Escrow Agreement (the "Deferred Payment Amount" together with all earnings thereon shall collectively hereinafter be referred to as the "Escrow Amount").

     (b) Payment and Escrow Amount. Within 30 days from the expiration of the Guarantee Period, Purchaser shall submit to Seller substantially in the form attached hereto as Schedule 3(b) along with all appropriate supporting documentation, a report reflecting: (i) the Escrow Amount; (ii) the total Repurchase Amounts, if any, credited to Purchaser calculated in accordance with
Section 2(h) (the "Total Repurchase Amounts"); and (iii) the resulting difference between Section 3(b)(i) less the Purchaser's credits associated with
Section 3(b)(ii) (the "Resulting Difference"). If Seller does not notify Purchaser of a dispute regarding such report within ten business days from the date such report is submitted by Purchaser to Seller or if Seller notifies Purchaser of its acceptance of such report, such report shall be deemed complete and accurate and Seller and Purchaser shall notify Escrow Agent to pay the sums computed below to Seller or Purchaser, as the case may be, and the Escrow Account shall then be closed after payment by the Escrow Agent of all funds held by it in the Escrow Account. If the Resulting Difference is a positive amount then Seller and Purchaser shall instruct the Escrow Agent to first pay the Seller the Resulting Difference and the remainder of the Escrow Amount shall be paid by Escrow Agent to Purchaser. If the Resulting
Difference is a negative amount, then Seller and Purchaser shall instruct the Escrow Agent to pay Purchaser the entire Escrow Amount.

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

     (c) Dispute. All disputes and differences with respect to the computation of the Resulting Difference and the Escrow Account shall be determined by binding arbitration under the rules then in effect of the American Arbitration Association, such arbitration hearing to be held in Jefferson County, State of Alabama. The arbitration proceedings shall be heard by one arbitrator selected from the proposed panel of arbitrators issued by the American Arbitration Association, Seller, on the one hand, and Purchaser, on the other hand, shall attempt to select a mutually acceptable arbitrator. If the parties are unable to select a mutually acceptable arbitrator within five business days following the issuance of the list of potential arbitrators by the American Arbitration Association, Seller, on the one hand, and Purchaser, on the other hand, shall each select one person from the list, and those two persons selected shall appoint a third person from the list, which person shall be the arbitrator for the dispute. All arbitration awards shall include an award of expenses including, but not limited to, legal and accounting fees.

     Section 4. Monthly Revenue Equivalent. For purposes of this Agreement, the term "Monthly Revenue Equivalent" with respect to the Alarm Accounts acquired from Seller by Purchaser shall be the charge for monitoring services, (including, without limitation, maintenance and other alarm related services), exclusive of any direct wire telephone line charges associated with monitoring, payable by the customer for each applicable billing period expressed in terms of a monthly amount regardless of whether the billing period is annual, semi-annual, quarterly or monthly.

     Section 5.  The Closing.

     (a) Place. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on June 23, 1995, or such other date as shall be mutually agreeable to Seller and Purchaser (the "Closing Date"), and shall take place at a location mutually agreeable to Seller and Purchaser.

     (b) Closing Deliveries. On the Closing Date, Seller shall make the deliveries specified by Section 9 and Purchaser shall make the deliveries specified by Section 10.

     (C) Closing Procedure. All proceedings to be taken and all documents to be delivered and executed on the Closing Date shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. At the Closing Seller and Purchaser shall execute and deliver the instruments and documents referenced in Sections 9 and 10 and Purchaser shall pay the Purchase Price-All Purchased Assets in accordance with Section 2 hereof.

     Section 6. Assumption of Liabilities. Purchaser shall not assume any liability, debt or obligation of Seller except the responsibility of rendering security monitoring services pursuant to the Alarm Accounts and Other Contracts set forth on Schedules 1(a) and 1(c) and those liabilities and obligations of Seller arising after the Closing Date that are set forth on Schedule



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

6 hereto. Purchaser shall not assume any liability, debt or obligation of Seller except those set forth on Schedules 1(a), 1(c) and 6, and Seller shall continue to be responsible for, and shall indemnify and save harmless Purchaser from and against, all of Seller's known and unknown liabilities, debts and obligations, including without limitation liabilities for violations of any laws, regulations or other requirements, arising prior to, in connection with, or subsequent to the Closing Date that are not specifically assumed by Purchaser as set forth in Schedules 1(a), 1(c) and 6.

     Section 7. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that on the date hereof:

     (a) Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Purchaser has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted and to enter into this Agreement and to perform its obligations hereunder.

     (b) Authority Relative to this Agreement. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by the stockholder of Purchaser, and no further corporate action is necessary on the part of Purchaser to make this Agreement valid and binding upon Purchaser in accordance with its terms.

     (c) No Violation. Neither the execution nor the delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated herein, nor compliance by Purchaser with any of the provisions hereof, violates or conflicts with or results in the breach or termination of any term or provision of, nor constitutes a default or acceleration of the performance required under, the articles of incorporation, bylaws or resolutions of the Purchaser; any indenture, mortgage, deed, trust or other contract or agreement to which Purchaser is a party or by which its properties are bound, or violates any law, ordinance, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body.

     (d) Brokerage Fees. Purchaser is not obligated nor has it agreed to pay any brokerage commissions, finders fees or other similar fee or charge in connection with the purchase of the Purchased Assets pursuant to this Agreement.

     (e) Disclosure. No representation or warranty of Purchaser, and no statement contained in this Agreement and no information contained in any schedule furnished to Seller by or on behalf of Purchaser pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Each of the separate representations and warranties set forth in the various subsections of this Section 7 is intended to be, and shall be interpreted as, an independent representation and warranty as to matters referred to therein, and the applicability



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or inapplicability of any particular subsection of this Section 7 shall not affect the interpretation of any other subsection.

     Section 8. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that on the date hereof:

            (a) Organization and Standing. Seller is a sole proprietorship, 100% owned by Gary R. Bates and Seller has all requisite power and authority to own, operate and lease its properties and carry on its business as it has been and currently is being conducted and to enter into this Agreement and to perform its obligations hereunder.

            (b) Authority Relative to this Agreement. The execution, delivery and performance by Seller of this Agreement has been duly authorized by the Seller, and no further action is necessary on the part of Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

            (c) No Violation. Neither the execution nor the delivery of this Agreement by Seller nor the consummation of the transactions contemplated herein, nor compliance by Seller with any of the provisions hereof:

                (i) violates or conflicts with or results in the breach or termination of any term or provision of, nor constitutes a default or acceleration of the performance required under any indenture, mortgage, deed, trust, lease or other contract or agreement to which Seller is a party or by which its properties are bound;

                (ii) violates any law, ordinance, regulation, order, writ, injunction, arbitration, award, judgment or decree to which Seller is a party or by which it is bound; or

                (iii) requires the consent of any other person, entity or governmental authority.

            (d) Brokerage Fees. Seller is not obligated nor has it agreed to pay any brokerage commissions, finders fees or other similar fee or charge in connection with the purchase of the Purchased Assets pursuant to this Agreement.

            (e)  Title to Purchased Assets.  Except as specifically listed on
Schedule 8(e), Seller warrants that on the date hereof it has good and marketable title to all of the Purchased Assets, and the Purchased Assets shall not be subject to any pledge, option, conditional sale agreement, security interest, consensual lien, judgment lien, encumbrance or charge of any kind. Seller warrants that the Alarm Accounts acquired by Purchaser are valid and are binding upon and enforceable against the customers of Seller executing same in accordance with their terms, and the obligations of the customers of Seller thereunder are not subject to set-off or claims resulting from the conduct of Seller's business prior to their conveyance to Purchaser. The Bill

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
of Sale (as defined herein) is sufficient to, and does, transfer all right, title and interest in the Purchased Assets from Seller to Purchaser.

            (f)  Actions, etc.

                 (i) There are no actions, suits, proceedings or investigations pending against or relating to the Business or the Purchased Assets and Seller has not received any notice or written or oral communication reflecting an intention or threat to institute any such action suit, proceeding or investigation.

                 (ii) There are no actions, suits, proceedings or investigations pending before any court or governmental agency in which it is sought to restrain or prohibit the carrying out of this Agreement or the consummation of the transactions contemplated herein in connection therewith and there is no such action suit proceeding or investigation threatened.

                 (iii) Seller is not subject to any judgment, order, writ, court decree, governmental decree or injunction relating to the Business.

                 (iv) There are no known defects or deficiencies in the products or services provided by Seller prior to the date hereof as a result of which any claim or suit may arise.

            (g) Tax Returns. Seller has timely filed all tax reports and returns required to be filed and has timely paid all taxes (including, without limitation, income, payroll withholding, sales and use taxes) and all other charges due or claimed to be due from it by Federal, State or local taxing authorities in respect to the periods covered by such returns.

            (h)  Alarm Account Requirements.  Each of the Alarm Accounts:

                 (i) is evidenced by a valid, enforceable and properly executed monitoring agreement in a form meeting Purchaser's criteria;

                 (ii) has not repudiated monitoring services. An Alarm Account shall be deemed to have repudiated monitoring services if: (A) the customer has abandoned the premises at which the security monitoring system has been installed; (B) the customer is insolvent; or (C) the customer has cancelled or issued notice of termination of the Alarm Account, notwithstanding the fact that the Alarm Account may remain enforceable against the customer;

                 (iii) has generated cash receipts representing service charges for at least one full billing cycle or has been prepaid for at least one month's service;

                 (iv) has no charges that have been outstanding and unpaid for more than 60 days from the invoice due date as of the Closing Date; and

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


        (v) is monitored using digital data signals transmitted from the customer's premises to a central monitoring station.

     (i) Insurance. Seller currently has no insurance which covers the Purchased Assets. Prior to May 5, 1995, Seller had "occurrence basis" general liability coverage which covered the Purchased Assets in an amount equal to or greater than $100,000.00 per single occurrence and workers compensation insurance coverage equal to or greater than that required by law. For purposes of this Agreement "occurrence basis" means that if a claim arose after the Closing Date for an event which occurred prior to May 5, 1995, Seller's applicable insurance policy in existence on the date such event occurred would cover such claim. Except as specifically listed on Schedule 8(i), there is no litigation, proceeding, or claim pending or threatened or any possible litigation, proceeding or claim against or relating to the Purchased Assets.

     (j) Disclosure. No representation or warranty of Seller, and no statement contained in this Agreement and no information contained in any schedule furnished to Purchaser by or on behalf of Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Each of the separate representations and warranties set forth in the various subsections of this Section 8 is intended to be, and shall be interpreted as, an independent representation and warranty as to matters referred to therein, and the applicability or inapplicability of any particular subsection of this Section 8 shall not affect the interpretation of any other subsection.

     Section 9. Conditions Precedent to Obligations of Purchaser. Purchaser's obligation to purchase the Purchased Assets under this Agreement is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

     (a) Representations True on the Closing Date. The representations and warranties of Seller contained in this Agreement shall be true on the date hereof, and at the time of the Closing Date as though made on the Closing Date.

     (b) Performance. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date.

     (c) Seller's Closing Certificate. Seller shall have delivered to Purchaser a closing certificate of the owner of Seller dated as of the Closing Date substantially in the form attached hereto as Schedule 9(c).

     (d) Schedules. Seller shall have updated the Schedules hereto in accordance with Section 14(f) hereof. Purchaser shall have determined, in good faith, that taking into account the changes to the information in the updated Schedules, the transactions contemplated by this Agreement are as beneficial to Purchaser as prior to the updating of Schedules.

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


     (e) Consents to Assignments. Seller shall have taken all action necessary and appropriate, and obtained all necessary consents, waivers and approvals required under any leases or other agreements to consummate the sale of the Purchased Assets pursuant to this Agreement in writing on terms reasonably acceptable to Purchaser, and Purchaser shall reasonably cooperate with Seller in its efforts to obtain such consents, waivers and approvals.

     (f) Litigation. No action, suit, proceeding or investigation shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement or any portion thereof, including without limitation any claims by creditors of Seller against the Purchased Assets. However, if Seller becomes aware of any pending or threatened action, suit, proceeding or investigation which involves the Purchased Assets between the date of this Agreement and the Closing Date then Seller shall promptly notify Purchaser in writing of any such action, suit, proceeding or investigation.

     (g) Instruments of Transfer. Seller shall have delivered to Purchaser a Bill of Sale, Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 9(g) (the "Bill of Sale") and other good and sufficient instruments of transfer and conveyance, as in the reasonable opinion of Purchaser's counsel, shall be effective to vest in Purchaser good and marketable title to the Purchased Assets.

     (h) Non-Solicitation Agreement. Seller shall have delivered to Purchaser a non-solicitation agreement substantially in the form attached hereto as Schedule 9(h) executed by Seller.

     (i) Employment Agreement. Seller shall have delivered to Purchaser an employment agreement, substantially in the form attached hereto as Schedule 9(i), executed by Gary R. Bates in his individual capacity.

     (j) Notice to Subscribers. Seller shall have delivered within seven days after the Closing Date to each customer set forth on Schedules 1(a) and 1(c) hereto a notice in the form attached hereto as Schedule 9(j). Seller shall be responsible for the costs associated with the creation and delivery of such notices.

     (k) Monitoring Agreement. Purchaser shall have entered into a monitoring agreement with Security Services for the monitoring of the Alarm Accounts on terms acceptable to Purchaser, in its sole discretion.

     Section 10. Conditions Precedent to Obligations of Seller. Seller's obligations to sell and transfer the Purchased Assets to Purchaser under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions.

     (a) Representations True on the Closing. Purchaser's representations and warranties contained in this Agreement shall be true at the date hereof, and at the Closing Date as though made on the Closing Date.



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

     (b) Performance. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Bill of Sale. Purchaser shall have executed and delivered the Bill of Sale.

     Section 11. Indemnification. Except for liabilities assumed by Purchaser pursuant to Section 6, Seller, on the one hand, and Purchaser, on the other hand (the "Indemnitor"), shall indemnify and hold harmless the other party (the "Indemnitee") from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys' fees, that the Indemnitee may suffer or become liable for as a result of or in connection with any breach of a representation, warranty or covenant by Indemnitor contained in this Agreement. This indemnification in no way limits any cause of action that the parties to this Agreement have against each other.

     Section 12. Bulk Sales Law. The sale and purchase described in this Agreement may constitute a "bulk transfer" of assets and if so, Seller represents and warrants that the sale and purchase described in this Agreement will be conducted according to, and in full compliance with, the requirements of the bulk transfer provisions of the Uniform Commercial Code as adopted in the State of Oklahoma. In addition to its indemnity under Sections 6 and 11, Seller hereby agrees to indemnify and hold Purchaser harmless from any and all liability to anyone arising from its failure to comply with the provisions of Title 12A of the Oklahoma Statute, relating to bulk transfers. Such indemnity shall survive Closing.

     Section 13. Assignment. Purchaser may, without the consent of Seller, assign its rights and delegate its obligations under this Agreement, to any corporation, limited liability company, partnership, association, proprietorship or any other business entity who acquires all or a substantial part of the assets of Purchaser in connection with the sale of all or a substantial part of its business. Upon any such assignment and with the written consent of Seller Purchaser shall be relieved and discharged from any further obligations under this Agreement. Furthermore, Purchaser may, without the consent of Seller, collaterally assign its rights under this Agreement to one or more banks, insurance companies or other financial institution for purposes of financing. Except as provided above, neither party may assign its rights or delegate its obligations under the Agreement without the written consent of the other party.

     Section 14.  Agreements Prior to Closing.

     (a) Fulfillment of Conditions. Seller shall use its best efforts to take or cause to be taken all action reasonably necessary or appropriate to cause each of the conditions set forth in Section 9 to be fulfilled prior to or on the Closing Date. Purchaser shall use its best efforts to take or cause to be taken all action reasonably necessary or appropriate to cause each of the conditions set forth in Section 10 to be fulfilled prior to or on the Closing Date.


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
     (b) Access to Information. Between the date of this Agreement and the Closing Date, Seller shall allow the employees, representatives, attorneys and accountants of Purchaser free access at all reasonable times to the records, files, correspondence, audits and properties of Seller which pertain to the Business.

     (c) Conduct of Business. Between the date of this Agreement and the Closi Date, Seller shall cause the Business to be conducted in its usual and ordinary course and shall not increase the costs of any product or service provided to the Alarm Accounts or Other Contracts.

     (d) Preservation of Existing Relationships. Between the date of this Agreement and the Closing Date, Seller shall use its best efforts to continue existing relationships with customers, suppliers, employees and others having business relations with respect to Seller.

     (e) No Negotiations with Third Parties. So long as this Agreement is in effect, Seller shall not enter into any negotiations, arrangements, understandings, commitments, options or other agreements regarding the sale, transfer or other disposition of all or substantially all of the assets of Seller that relate in any way to the Business.

     (f) Updated Schedules. Seller agrees to update the Schedules hereto as of the Closing Date to reflect changes occurring after the date hereof; provided, however, that if any of the Schedules attached hereto on the date hereof are materially inaccurate or incorrect, Seller may correct such Schedules only with Purchaser's written consent. Any updated Schedules shall be attached to this Agreement and for all purposes be deemed to be a part of this Agreement.

     Section 15. No Joint Venture. The relationship between the parties hereto is that of purchaser/seller and does not constitute a partnership or joint venture. Both parties agree not to make any representations or statements to any other person which contradict the foregoing.

     Section 16. Seller's Employees. Except for Gary R. Bates, Purchaser shall be under no obligation to employ after the Closing Date any of Seller's employees.

     Section 17. Post-Closing Covenants. Seller shall cooperate with Purchaser to cause an expeditious conversion of the Purchased Assets. Seller agrees to use its best efforts to accommodate the conversion of the customer accounts relating to the Purchased Assets to Purchaser's central station and billing system within 60 days of the Closing Date (the "Conversion Date"). Seller agrees to use its best efforts to transfer to Purchaser any "ring down lines" for fire monitoring of the Purchased Assets without a change in priority or position. Seller shall provide Purchaser a credit against the Purchase Price-All Purchased Assets equal to $40.00 for each customer that requires a post-closing "chip change" service call by Purchaser ("Chip Change Credit Amount"). An estimated list the customers which will require a "chip change" is attached hereto as Schedule 17. On the Conversion Date, Purchaser shall receive a credit against the Chip Change Credit Amount for: (i) each Alarm Account that has not been reprogrammed to Purchaser's central monitoring station; and (ii) each Alarm Account that was reprogrammed during normal business hours (8:00 a.m. to 5:00 p.m. CST). The balance, if any, of the Chip Change Credit Amount shall be paid to Seller within 30 days of the Conversion Date. Seller shall have each service ticket associated with a reprogramming service call signed and dated (including time of service call) by the customer.

     Section 18. Risk of Loss. The risk of any loss or damage to the Purchased Assets resulting from fire, theft, explosion, earthquake, windstorm, flood, accident, act of God, war, seizure, activities of the armed forces or other casualty, reasonable wear and tear excepted, shall be borne by Seller at all times prior to the Closing Date, and Seller shall be entitled to all insurance proceeds resulting from such loss or damage. Risk of any loss or damage to the Purchased Assets will pass to Purchaser at Closing.

     Section 19.  Miscellaneous.

     (a) Pronouns. Whenever used herein and unless otherwise indicated by the context, the masculine pronoun shall include and also mean the feminine and the neuter, and the singular shall include and also mean the plural.

     (b) Expenses. Each party shall pay all expenses incurred by it in connection with the preparation, execution and performance of this Agreement.

     (c) Entire Agreement. This Agreement, together with the Schedules hereto, sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. This Agreement shall not be modified or amended except by written agreement of Purchaser and Seller. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof. All Schedules to this Agreement are incorporated into and made a part of this Agreement for all purposes to the same extent as if fully set forth herein.

     (d) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision was omitted.

     (e) Binding Effect; Assignment. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

     (f) Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:


     IF TO PURCHASER AT:

     Masada Security, Inc.
     950 22nd Street North, Suite 800
     Birmingham, Alabama  35203

     Attention:  Terry W. Johnson

     TELECOPY:  1-800-531-3293


     WITH COPY TO:

     Burr & Forman
     3100 SouthTrust Tower
     420 North 20th Street
     Birmingham, Alabama  35203
     (205) 251-3000

     Attention:  W. Lee Thuston, Esq.

     TELECOPY:  (205) 458-5100


     IF TO SELLER AT:

     GRB Security Systems
     1305 Valley Road
     Yukon, Oklahoma 73099

     Attention:  Gary R. Bates

     TELECOPY:

     WITH COPY TO:

     Miller, Dollarhide, Dawson & Shaw
     Second Floor, 100 Park Avenue
     Oklahoma City, Oklahoma 73102
     (405) 236-8541

     Attention:  Mark P. Smith, Esq.

     TELECOPY:  (405) 235-8130



or at such other address as the party may designate by 10 days advance written notice to the other party. Notice shall be effective when delivered to a responsible person at the address of the addressee.

     (g) Further Assurances. Purchaser and Seller shall execute such other instruments, documents and other papers and shall take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Alabama without regard to its rules containing conflicts of laws.

     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     (j) Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date of this Agreement.

     (k) Drafting Presumption. Each of the parties hereto has participated in the negotiation and drafting of this Agreement and agree that no one party has prepared this document to the exclusion of the other party and that in construing this Agreement there should be no presumption based upon which party drafted this Agreement.

     (l) Intended Beneficiary. Purchaser and Seller hereby acknowledge that the Purchase Price for the Purchased Assets will be funded from a loan provided by State Street Bank and Trust Company to Purchaser; therefore, Purchaser and Seller further acknowledge that State Street Bank and Trust Company is an intended beneficiary of this Agreement and shall rely upon the representations, warranties and agreements of Purchaser and Seller contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                             "Purchaser"

                                             MASADA SECURITY, INC.


                                             By: /s/ Charles F. Armstrong
                                                ------------------------------
                                                Its: VP Corporate Development
                                                    --------------------------


                                             "Seller"

                                             GRB SECURITY SYSTEMS


                                             By: /s/ Gary R. Bates
                                                ------------------------------
                                                Its: Owner
                                                    --------------------------


                                     16